Exhibit 23.1
[Letterhead of BDO McCabe Lo Limited]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deswell Industries, Inc.
We hereby consent to the incorporation by reference in the Registration Statement of our report dated June 28, 2007, relating to the consolidated financial statements of Deswell Industries, Inc. (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the year ended March 31, 2007.

/s/ BDO McCabe Lo Limited
BDO McCabe Lo Limited

Hong Kong, November 28, 2007